As filed with the Securities and Exchange Commission on March 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERGY, INC.

(Exact name of registrant as specified in its charter)

Missouri	82-2733395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1200 Main Street Kansas City, Missouri	64105
(Address of Principal Executive Offices)	(Zip Code)

EVERGY, INC. 401(k) SAVINGS PLAN

(Full title of the plan)

Heather A. Humphrey

Senior Vice President – General Counsel and Corporate Secretary

1200 Main Street

Kansas City, Missouri 64105

(816) 556-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value	500,000 shares	$58.56	$29,280,000	$3,194.45

(1)

Evergy, Inc., a Missouri corporation (the “Company”), is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register the issuance of an additional 500,000 shares of the Company’s common stock, no par value (the “Common Stock”), which are issuable pursuant to the Evergy, Inc. 401(k) Savings Plan (the “Plan”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on March 15, 2021.

EXPLANATORY NOTE – REGISTRATION OF ADDITIONAL SHARES

This Registration Statement is being filed by the Company to register an additional 500,000 shares of Common Stock that may be offered or sold pursuant to the Plan, together with an indeterminate amount of interests in the Plan. The shares being registered pursuant to this Registration Statement are additional securities of the same class as the securities for which a Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 15, 2018 (File No. 333-225673), as amended by Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-225673) on December 19, 2019 (as amended, the “Prior Registration Statement”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company and the Plan incorporate by reference the documents or portions of documents listed below that were filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that any information contained in such filings is deemed “furnished” and not “filed” (pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding exhibits thereto or other applicable Commission rules):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 26, 2021;

(b)	The Company’s Current Reports on Form 8-K filed with the Commission on January 8, 2021, February 4, 2021 and February 26, 2021;

(c)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2019, as filed with the Commission on June 23, 2020; and

(d)

The description of the Common Stock, which is contained in Exhibit 4.64 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

All documents the Company and the Plan file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any corresponding exhibits thereto not filed with the Commission or pursuant to other applicable Commission rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document subsequently filed by the Company or the Plan which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Jeffrey C. DeBruin, the Company’s Corporate Counsel and Assistant Secretary. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Mr. DeBruin beneficially owns or has rights to acquire an aggregate of less than 0.1% of the total outstanding shares of Common Stock.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description

3.1*	Amended and Restated Articles of Incorporation of Evergy, Inc., effective June 4, 2018 (incorporated by reference to Exhibit 3.1 to Evergy, Inc.’s Current Report on Form 8-K filed with the Commission on June 4, 2018).

3.2*	Amended and Restated By-laws of Evergy, Inc., effective February 28, 2020 (incorporated by reference to Exhibit 3.2 to Evergy, Inc.’s Current Report on Form 8-K filed with the Commission on March 2, 2020).

5.1	Opinion of Jeffrey C. DeBruin, Corporate Counsel and Assistant Secretary of Evergy, Inc., regarding the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Evergy, Inc.

23.2	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm for the Evergy, Inc. 401(k) Savings Plan.

23.3	Consent of Jeffrey C. DeBruin, Corporate Counsel and Assistant Secretary of Evergy, Inc. (included in Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney.

99.1*	Evergy, Inc. 401(k) Savings Plan (incorporated by reference to Exhibit 99.1 to Evergy Inc.’s Post-Effective Amendment No. 1 to Form S-8 filed with the Commission on December 19, 2019).

*	Incorporated by reference herein as indicated.

In accordance with the requirements of Item 8(b) of Part II of Form S-8, the Registrant hereby undertakes that it will submit or has submitted the Plan subject to this Registration Statement and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on March 22, 2021.

EVERGY, INC.

By:	/s/ David A. Campbell
David A. Campbell President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Campbell David A. Campbell	President, Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2021

/s/ Kirkland B. Andrews Kirkland B. Andrews	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 22, 2021

/s/ Steven P. Busser Steven P. Busser	Vice President – Risk Management and Controller (Principal Accounting Officer)	March 22, 2021

* Mark A. Ruelle	Chairman of the Board	March 22, 2021

* Mollie H. Carter	Director	March 22, 2021

* Thomas D. Hyde	Director	March 22, 2021

* B. Anthony Isaac	Director	March 22, 2021

* Paul M. Keglevic	Director	March 22, 2021

* Mary L. Landrieu	Director	March 22, 2021

* Sandra A.J. Lawrence	Director	March 22, 2021

* Ann D. Murtlow	Director	March 22, 2021

* Sandra J. Price	Director	March 22, 2021

* S. Carl Soderstrom, Jr.	Director	March 22, 2021

* Art Stall	Director	March 22, 2021

* C. John Wilder	Director	March 22, 2021

*By	/s/ Kirkland B. Andrews
Kirkland B. Andrews Attorney-in-Fact*

PLAN SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrative Committee of the Every, Inc. 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on March 22, 2021.

EVERGY, INC. 401(k) SAVINGS PLAN

By:	/s/ Heather A. Humphrey
Name:	Heather A. Humphrey
Title:	Chair, Administrative Committee